Exhibit 4.186

AMENDMENT NO. 1

TO AMENDED AND RESTATED SERIES 2000-1 SUPPLEMENT

Dated as of June 19, 2007

This AMENDMENT NO. 1 TO AMENDED AND RESTATED SERIES 2000-1 SUPPLEMENT, dated as of June 19, 2007 (this “Amendment”) is among Rental Car Finance Corp., an Oklahoma corporation (“RCFC”), DTG Operations, Inc., an Oklahoma corporation (“DTG Operations”), Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), Deutsche Bank Trust Company Americas, a New York banking corporation (the “Trustee”), Deutsche Bank Trust Company Americas, a New York banking corporation, as the Series 2000-1 Letter of Credit Provider (“DBTCA”), The Bank of Nova Scotia, in its capacity as Managing Agent and as a Series 2000-1 Noteholder (“Scotia”), ABN AMRO Bank N.V. in its capacity as Managing Agent and as a Series 2000-1 Noteholder (“ABN”), JPMorgan Chase Bank, National Association, in its capacity as Managing Agent and as a Series 2000-1 Noteholder (“JPMorgan”) and BNP Paribas, New York Branch, in its capacity as Managing Agent and as a Series 2000-1 Noteholder (“BNP Paribas”), Mizuho Corporate Bank, Ltd., in its capacity as Managing Agent (“Mizuho”), Working Capital Management Co., LP, as a Series 2000-1 Noteholder (“WCMC”; Scotia, ABN, JPMorgan, BNP Paribas and WCMC are collectively referred to herein as the “Series 2000-1 Noteholders”).

RECITALS:

A.       RCFC, as Issuer, and the Trustee entered into that certain Amended and Restated Base Indenture dated as of February 14, 2007 (the “Base Indenture”).

B.       RCFC and the Trustee entered into that certain Amended and Restated Series 2000-1 Supplement, dated as of February 14, 2007 (the “Supplement”).

C.	The parties hereto wish to amend the Supplement as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.            Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Supplement.

2.            Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the parties hereto hereby agree, effective as of the Amendment Effective Date (as such term is defined in that certain Amendment No. 12 to Note Purchase Agreement, dated as of the date hereof, among RCFC, DTAG, the Conduit Purchasers, the Committed Purchasers, the Managing Agents and the Administrative Agent), that the Supplement is hereby amended as follows:

(a)         The definition of “Administrative Agent” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Administrative Agent” means JPMorgan Chase Bank, National Association, and its successors and assigns.

(b)         The definition of “Committed Purchasers” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Committed Purchasers” means, collectively, ABN, BNS, Deutsche Bank, JPMorgan, BNP Paribas and WCMC, as each such term is defined in the definition of “Ownership Group,” and any of their successors and permitted assigns, and such other purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement as Committed Purchasers.

(c)          The definition of “Conduit Purchasers” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Conduit Purchasers” means, collectively, Liberty Street Funding Corp., Amsterdam Funding Corporation, Park Avenue Receivables Company, LLC, Starbird Funding Corporation and Working Capital Management Co., LP and any of their successors and permitted assigns, and such other purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement as Conduit Purchasers.

(d)          The definition of “Managing Agents” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Managing Agents” means, collectively, ABN, BNS, JPMorgan, BNP Paribas and Mizuho, as each such term is defined in the definition of “Ownership Group,” and any of their successors and permitted assigns, and such other Persons as shall become parties to the Series 2000-1 Note Purchase Agreement as Managing Agents.

(e)          The definition of “Ownership Group” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Ownership Group” means each of the following groups of Note Purchasers:

(i)           The Bank of Nova Scotia (“BNS”), Deutsche Bank AG, acting through its New York Branch (“Deutsche Bank”), Liberty Street Funding Corp., and any other Conduit Purchaser administered by BNS or any of BNS’s Affiliates (the “BNS Ownership Group”).

(ii)          ABN AMRO Bank N.V. (“ABN”), Amsterdam Funding Corporation, and any other Conduit Purchaser administered by ABN or any of ABN’s Affiliates (the “ABN Ownership Group”).

(iii)        JPMorgan Chase Bank, National Association (“JPMorgan”), Park Avenue Receivables Company, LLC, and any other

Conduit Purchaser administered by JPMorgan or any of JPMorgan’s Affiliates (the “JPMorgan Ownership Group”).

(iv)         BNP Paribas, New York Branch (“BNP Paribas”), Starbird Funding Corporation, and any other Conduit Purchaser administered by BNP Paribas or any of BNP Paribas’s Affiliates (the “BNP Paribas Ownership Group”).

(v)          Working Capital Management Co., LP, and any other Conduit Purchaser administered by Mizuho Corporate Bank, Ltd. (“Mizuho”) or any of Mizuho’s Affiliates (the “Mizuho Ownership Group”).

(vi)         Each Managing Agent and its related Conduit Purchasers and Committed Purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement (each an “Additional Ownership Group”).

By way of example and for avoidance of doubt, each of the BNS Ownership Group, the ABN Ownership Group, the JPMorgan Ownership Group, the BNP Paribas Ownership Group, the Mizuho Ownership Group and any Additional Ownership Group is a separate Ownership Group. An assignee of a Committed Purchaser shall belong, to the extent of such assignment, to the same Ownership Group as the assigning Committed Purchaser. A Committed Purchaser may belong to more than one Ownership Group at a time.

(f)           The definition of “Maximum Non-Program Percentage” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Maximum Non-Program Percentage” means, with respect to Non-Program Vehicles, (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount (which will not be in excess of sixty percent (60%) without the prior written consent of each Enhancement Provider) agreed upon by the Lessor and each of the Lessees, subject to the prior written consent of the Managing Agents, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) at all other times, sixty percent (60%) or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to the prior written consent of the Managing Agents and each Enhancement Provider, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; provided, however, that any Program Vehicle that is redesignated as a Non-Program Vehicle solely because a Manufacturer Event of Default due to an Event of Bankruptcy having occurred with respect to the Manufacturer thereof shall be deemed to be a Program Vehicle for purposes of determining compliance with the Maximum Non-Program Percentage.”

(g)          The definition of “Series 2000-1 Letter of Credit Provider” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Series 2000-1 Letter of Credit Provider” means Deutsche Bank Trust Company Americas, a New York banking corporation, or such other Person providing the Series 2000-1 Letter of Credit in accordance with the terms of this Supplement and the Master Lease.

(h)          The definition of “Series 2000-1 Program Enhancement Percentage” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Series 2000-1 Program Enhancement Percentage” means, with respect to any date of determination, 14.5%.

(i)           Section 4A.1 of the Supplement is hereby amended by deleting the amount “$425,000,000” and substituting in replacement thereof the amount “$300,000,000”.

(j)           The Supplement is hereby amended by amending Schedule 1 referenced in the definition of “Maximum Manufacturer Percentage” in Article 2(b). The Schedule 1 attached hereto as Exhibit A amends, restates, replaces and supersedes in its entirety the current Schedule 1.

3.            Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the parties hereto under the Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Supplement, all of which are hereby ratified and affirmed in all respects by each of the parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Supplement specifically referred to herein, and any references in the Supplement to the provisions of the Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

4.            Applicable Provisions. Pursuant to Section 11.2 of the Base Indenture and Section 8.6(a) of the Supplement, the Trustee, RCFC, the Servicers, Noteholders representing more than 50% of the Aggregate Principal Balance of the Series 2000-1 Notes and the Series 2000-1 Letter of Credit Provider may enter into an amendment of the Supplement provided that, as evidenced by an Opinion of Counsel, such amendment affects only the Series 2000-1 Noteholders.

5.            Waiver of Notice. Each of the parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

6.            Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

7.            GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

8.            Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURE PAGES FOLLOW]

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

RCFC

RENTAL CAR FINANCE CORP.

By: ___________________________

Pamela S. Peck

Vice President and Treasurer

TRUSTEE

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

SERVICERS

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By: ___________________________

Pamela S. Peck

Vice President and Treasurer

DTG OPERATIONS, INC.

By: ___________________________

Pamela S. Peck

Treasurer

SERIES 2000-1 LETTER OF CREDIT PROVIDER

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

MANAGING AGENTS AND SERIES 2000-1 NOTEHOLDERS

ABN AMRO BANK N.V.

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

THE BANK OF NOVA SCOTIA

By: ___________________________

Name:

Title:

JPMORGAN CHASE BANK,

NATIONAL ASSOCIATION

By: ___________________________

Name:

Title:

BNP PARIBAS, NEW YORK BRANCH

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

MIZUHO CORPORATE BANK, LTD., as a Managing Agent

By: ___________________________

Name:

Title:

WORKING CAPITAL MANAGEMENT CO., LP, as a Series 2000-1 Noteholder

By: ___________________________

Name:

Title:

EXHIBIT A

SCHEDULE 1

Schedule of Maximum Manufacturer Percentages of Group II Vehicles

Eligible Manufacturer	Maximum Program Percentage*	Maximum Non-Program Percentage*
DaimlerChrysler	100%	60%
Ford	100%	60%
Toyota	100%	60%
General Motors	100%	60%
Honda	0%	60%
Nissan	0%	60%
Volkswagen	0%	60%
Mazda	0%	Up to 25% (4)
Subaru	0%	Up to 15% (1) (2) (4)
Suzuki	0%	Up to 15% (1) (2) (4)
Mitsubishi	0%	Up to 15% (1) (2) (4)
Isuzu	0%	Up to 15% (1) (2) (4)
Kia	0%	Up to 5% (2) (3) (4)
Hyundai	0%	Up to 8% (2) (3) (4)
BMW	0%	Up to 3% (2) (4) (5)
Jaguar	0%	Up to 3% (2) (4) (5)
Mercedes-Benz	0%	Up to 3% (2) (4) (5)

_____________________

(1)	The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi or Isuzu shall not exceed 15% of the Aggregate Asset Amount.

(2)

The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai, BMW, Jaguar, or Mercedes-Benz shall not exceed 25% of the Aggregate Asset Amount.

(3)	The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Kia and Hyundai shall not exceed 10% of the Aggregate Asset Amount.
(4)

The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai, BMW, Jaguar, or Mercedes-Benz shall not exceed 40% of the Aggregate Asset Amount.

(5)	The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by BMW, Jaguar, or Mercedes-Benz shall not exceed 6% of the Aggregate Asset Amount.

*	As a percentage of Group II Collateral